CUSIP Nos.:	32055Y 201; 32055Y 300	Page	17	of	19	Pages
EXHIBIT 99.1
JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)
This Agreement is made pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by and among the parties listed below, each referred to herein as a “Joint Filer.” The Joint Filers agree that a statement of beneficial ownership as required by Section 13(d) of the Exchange Act and the rules thereunder may be filed on each of their behalf on Schedule 13D or Schedule 13G, as appropriate, with respect to their ownership of the Class A Common Stock and Class B Common Stock of First Interstate BancSystem, Inc., and that said joint filing may thereafter be amended by further joint filings. The Joint Filers state that they each satisfy the requirements for making a joint filing under Rule 13d-1. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 27th day of January, 2011.

/s/ RANDALL I. SCOTT
Randall I. Scott

N Bar 5, Limited Partnership
By:	/s/ RANDALL I. SCOTT
	Name:	Randall I. Scott
	Title:	Managing General Partner

/s/ JAMES R. SCOTT
James R. Scott

J.S. Investments Limited Partnership
By:	/s/ JAMES R. SCOTT
	Name:	James R. Scott
	Title:	Managing General Partner

/s/ JOHN M. HEYNEMAN, JR.
John M. Heyneman, Jr.

Towanda Investments Limited Partnership
By:	/s/ JOHN M. HEYNEMAN, JR.
	Name:	John M. Heyneman, Jr.
	Title:	Managing General Partner

/s/ DAN S. SCOTT
Dan S. Scott

/s/ THOMAS W. SCOTT
Thomas W. Scott

/s/ HOMER A. SCOTT, JR.
Homer A. Scott, Jr.